UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2002
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountants On December 10, 2002, Community Bancorp. (the "Company"), the bank holding company for Community National Bank, notified its independent accounting firm, A. M. Peisch & Company LLP, that the Company had determined to replace A. M. Peisch & Company LLP as the Company's independent accountants effective upon the completion of the 2002 audit, anticipated to occur in March 2003. The decision to replace A. M. Peisch & Company LLP as the Company's accounting firm was recommended and approved by the Company's Audit Committee of the Board of Directors.

     The Company intends to engage the certified public accounting firm of Berry, Dunn, McNeil & Parker as its new independent accountants for the 2003 fiscal year. The change in accountants will be made following completion of the 2002 year-end audit. During the last two fiscal years and the subsequent interim period to the date of this report, the Company did not consult Berry, Dunn, McNeil & Parker regarding any of the matters or events set forth in Item 304 (a) (2) of Regulation S-K.

     A. M. Peisch & Company LLP's reports on the Company's financial statements for 2000 and 2001 contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's last two fiscal years and through December 10, 2002, there were no disagreements between the Company and A. M. Peisch & Company LLP on any matter of accounting principles, or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of A. M. Peisch & Company LLP would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for the respective years.

     The Company further states that within the last two fiscal years and through December 10, 2002, there have been no "reportable events" as detailed in Item 304 (a) (1) (v) of Regulation S-K under the Securities Act of 1933.

     The Company requested A. M. Peisch & Company LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company in this Current Form 8-K Report. A copy of such letter, dated December 16, 2002 is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

Financial Statements and Pro Forma Financial Information

Not Applicable

Exhibits

Exhibit 16 - Letter from A. M. Peisch & Company LLP regarding change in accountants.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: December 10, 2002	/s/ Richard C. White
Richard C. White,
President